UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2008 (June 1, 2008)
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as specified in Charter)

Missouri (State or other jurisdiction of incorporation)	1-11848 (Commission File Number)	43-1627032 (I.R.S. Employer Identification No.)
1370 TIMBERLAKE MANOR PARKWAY
CHESTERFIELD, MISSOURI 63017
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (636) 736-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 1, 2008, Reinsurance Group of America, Incorporated (“RGA”) and MetLife, Inc. (“MetLife”) entered into a Recapitalization and Distribution Agreement (the “Recapitalization and Distribution Agreement”), a copy of which is attached hereto as Exhibit 2.1, whereby MetLife will divest substantially all of its approximately 52% interest in RGA in a tax-free series of transactions, consisting of (i) a recapitalization of all currently outstanding shares of RGA common stock (the “Recapitalization”), and (ii) a “split-off,” pursuant to which MetLife will offer to acquire MetLife common stock from its stockholders in exchange for all of the shares of RGA class B common stock then held by MetLife and its subsidiaries (the “Split-Off”). To the extent MetLife or any of its subsidiaries holds any shares of RGA class B common stock following the Split-Off, MetLife will dispose of such shares in (1) one or more private or public debt exchanges, pursuant to which MetLife will acquire MetLife debt securities in exchange for RGA class B common stock (each a “Debt Exchange”) and/or (2) one or more subsequent split-offs pursuant to which MetLife will acquire MetLife common stock in exchange for RGA class B common stock (each, a “Subsequent Split-Off”).
     The complete divestiture of the RGA class B common stock held by MetLife and its subsidiaries after the Recapitalization, whether accomplished by the Split-Off, any Debt Exchanges and/or any Subsequent Split-Offs is referred to as the “Divestiture.” Following completion of the Divestiture, MetLife and its subsidiaries will hold no shares of RGA class B common stock and will hold 3,000,000 shares of RGA class A common stock. MetLife has agreed that the Divestiture will be completed on or before the first anniversary of the completion of the Split-Off.
     The RGA board of directors approved the Recapitalization and Distribution Agreement and the transactions it contemplates. Such approval was based, in part, upon the unanimous recommendation of a special committee comprised solely of independent directors not affiliated with MetLife. The special committee engaged its own financial and legal advisors as it considered the Recapitalization and Distribution Agreement and the Divestiture.
     RGA anticipates that the Recapitalization and the Split-Off will be completed in the third quarter of 2008, but the completion of the Recapitalization and Split-Off are subject to certain conditions described herein being met or waived. There can be no assurance that the Recapitalization and the Split-Off or any of the other related transactions will occur on the terms described herein, if at all.
Recapitalization
     In order for the Divestiture to be tax-free to MetLife and its stockholders, current U.S. federal income tax law generally requires, among other things, that MetLife distribute to its stockholders capital stock of RGA having the right to elect at least 80% of the members of the RGA board of directors. Accordingly, in the Recapitalization, RGA will make certain changes to its equity capital structure so that MetLife’s capital stock of RGA will have the right to elect at least 80% of the members of the RGA board of directors. Specifically, in the Recapitalization, (1) all outstanding shares of RGA common stock will be reclassified into RGA class A common stock and (2) immediately after such reclassification, MetLife and its subsidiaries will exchange all of their shares of RGA class A common stock (other than 3,000,000 shares of RGA common stock that they acquired in the fourth quarter of 2003 and that will be reclassified as RGA class A common stock (the “Recently Acquired Shares”)) for an equivalent number of shares of RGA class B common stock.

     The class A common stock and class B common stock will vote together as a single class, except with respect to certain limited matters required by Missouri law, and except that:
• the holders of RGA class A common stock, voting together as a single class, will be entitled to elect no more than 20% of the directors of RGA;
• the holders of RGA class B common stock, voting together as a single class, will be entitled to elect at least 80% of the directors of RGA; and
• holders of 15% or more of the RGA class B common stock will have reduced voting power with respect to directors if they do not also hold an equal or greater proportion of RGA class A common stock.
     Additionally, as part of the Recapitalization, the articles of incorporation of RGA will be amended to adopt stock ownership limitations, which would generally limit RGA shareholders from owning 5% or more (by value) of RGA stock for a period of 36 months and one day from the closing of the Split-Off (it being understood that such limitation, among other things, (i) would not apply to MetLife or its subsidiaries, (ii) would not apply to any participating banks that may participate in any debt exchanges related to the Split-Off and (iii) would not prohibit a person from receiving 5% or more (by value) of RGA stock as a result of the divestiture). Any person permitted to acquire or own 5% or more (by value) of RGA stock pursuant to the three exceptions described in the immediately preceding sentence will not be permitted to acquire any additional RGA stock at any time during the 36 month and one day restrictive period, unless and until such person owns less than 5% (by value) of RGA stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of RGA stock.
     In addition, as previously reported in the Company’s Current Report on Form 8-K filed on June 2, 2008, RGA has adopted a Section 382 shareholder rights plan, the ratification of which is proposed in connection with the Recapitalization.
The Split-Off
     Immediately following the Recapitalization, MetLife and its subsidiaries will divest all or substantially all of their shares of RGA class B common stock through the Split-Off. The Split-Off will be effected through an exchange offer (the “Offer”) in which MetLife will offer to acquire outstanding shares of MetLife common stock from MetLife stockholders to exchange, in a tax-free transaction, all of the shares of RGA class B common stock held by MetLife and its subsidiaries. The Offer will be made by MetLife only during customary trading periods, provided that at least 25 business days remain available during such a period (subject to MetLife’s market-related delay right and three discretionary delay rights, and both parties’ ability to delay commencement or to suspend the Offer under certain circumstances).
     Commencement of the Offer is subject to certain conditions (the “Commencement Conditions”), including: (1) satisfaction of the conditions to completion of the Recapitalization (the completion of the Recapitalization and the Split-Off being cross-conditioned on the other); (2) no adverse change, revocation or amendment to the IRS ruling, as supplemented, with respect to the Divestiture; (3) the effectiveness of the registration statement on Form S-4 for the Recapitalization and Split-Off, (4) the accuracy of representations and warranties,

(5) performance in all material respects of all obligations under the Recapitalization and Distribution Agreement, (6) no person qualifying or otherwise becoming an “acquiring person” under RGA’s Section 382 Shareholders Rights Plan (discussed in Item 3.01 below); and (7) the absence of certain laws or orders of governmental authorities prohibiting the Divestiture. In addition, it is a condition to MetLife’s obligation to complete the Offer that, if the Offer is not completed by November 11, 2008, MetLife will have received a supplemental IRS private letter ruling to the effect that it either may exchange the Recently Acquired Shares for RGA class B common stock and distribute such shares in the Divestiture or retain the Recently Acquired Shares as RGA class A common stock.
     MetLife has the ability to delay commencement of the Offer under certain circumstances due to market conditions or on three separate occasions in its discretion. Both parties have the ability to delay commencement or to suspend the Offer due to disclosure considerations.
     The exchange ratio for the Offer will be set by MetLife, provided that MetLife has agreed to select an exchange ratio that it believes in good faith, after consultation with its financial advisors, is reasonably likely to result in the minimum tender condition being satisfied. The minimum tender condition established by MetLife is the number of shares of MetLife common stock that, when tendered, would result in at least 90% of the RGA class B common stock held by MetLife being distributed in the Split-Off.
     The completion of the Recapitalization and the Split-Off are cross conditioned on each other, so neither the Recapitalization nor the Split-Off will occur unless both occur. In addition, the completion of the Recapitalization and the Split-Off are subject the satisfaction or waiver of the conditions set forth in the Recapitalization and Distribution Agreement, including (1) continued satisfaction of the conditions to commencing the Offer; (2) approval of the Recapitalization and certain related RGA governance proposals by the RGA shareholders (including by holders of a majority of the RGA common stock present at the meeting not held by MetLife and its subsidiaries); (3) the tender of a number of shares of Metlife common stock satisfying the minimum tender condition (no set forth above); and (4) delivery of certain legal opinions and tax opinions from counsel to the parties to the Agreement.
     In addition, it is a condition to RGA’s obligation to complete the Recapitalization that, if the Offer is not completed by November 11, 2008, MetLife will have received a supplemental IRS private letter ruling to the effect that MetLife can continue to retain the Recently Acquired Shares as RGA class A common stock. If MetLife receives a supplemental IRS private letter ruling providing that it may exchange the Recently Acquired Shares and distribute such shares in the Divestiture (but not that it may retain the Recently Acquired Shares), RGA can decide whether or not to waive the condition set forth in the immediately preceding sentence.
Additional Divestiture Transactions
     To the extent that MetLife holds any RGA class B common stock after the Split-Off, MetLife will dispose of such RGA class B common stock in one or more public or private Debt Exchanges and/or one or more Subsequent Split-Offs, thus completing the Divestiture on or prior to the first anniversary of the completion of the Split-Off. The shares of RGA class B common stock distributed by MetLife pursuant to the Split-Off, any Debt Exchanges and any Subsequent Split-offs will constitute 100% of the RGA class B common stock that MetLife and its subsidiaries will receive in connection with the Recapitalization.

Covenants
     Each of RGA and MetLife has agreed to various covenants under the Recapitalization and Distribution Agreement. In particular, RGA has undertaken covenants in respect of its interim operations, including with respect to amendments to its organizational documents, adoption of certain plans of liquidation or dissolution, making certain changes to its line of business or effecting certain issues, sales, grants, purchases, redemptions or other acquisitions or disposals of its own securities, or granting certain options over them. In addition, RGA has granted MetLife certain registration rights with respect to the Recently Acquired Shares.
     Further, RGA and MetLife have each agreed, subject to an exception, prior to approval of the Recapitalization and transactions contemplated thereby by RGA shareholders, not to (i) solicit proposals relating to certain alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations concerning, or providing confidential information in connection with, certain alternative business combination transactions. MetLife is permitted to submit such an alternative proposal to acquire all of RGA’s equity securities or consolidated assets pursuant to which all RGA shareholders would be entitled to receive the same consideration on a per share basis on the same terms and conditions.
     MetLife has agreed to certain standstill limitations until completion of the Split-Off. MetLife has also agreed to vote its shares of RGA stock in favor of the Recapitalization and transactions contemplated thereby at the RGA shareholder meeting and, after completion of the Split-Off, to vote in any election of directors, its shares of class A common stock or class B common stock in proportion to the other holders of that class, and, in all other matters, in proportion to the votes cast by the other holders, taken together as a whole.
     The Recapitalization and Distribution Agreement provides for reciprocal indemnification and contribution, as well as provisions for indemnification and contribution with respect to disclosure-related matters. Except in certain specified circumstances, RGA has agreed to indemnify MetLife for any taxes and tax-related losses (including losses resulting from certain claims by MetLife stockholders that exchange shares of MetLife common stock in the Split-Off) that MetLife incurs as a result of the Divestiture failing to qualify as tax-free under Section 355 of the Internal Revenue Code (such taxes and tax-related losses, “RGA Section 355 Taxes”), if the taxes and tax-related losses result solely from any breach of, or inaccuracy in, any representation, covenant or obligation of RGA under the Recapitalization and Distribution Agreement or the RGA tax certificate to be delivered in connection with the tax opinion. MetLife is responsible for, and will indemnify RGA for, any taxes or tax-related losses that result from the Divestiture failing to qualify as tax-free under Section 355 of the Internal Revenue Code other than the RGA Section 355 Taxes.
     Regardless of whether or not any of the transactions contemplated by the Recapitalization and Distribution Agreement are completed, MetLife has agreed to reimburse RGA for its out-of-pocket expenses incurred in connection with or arising out of the transactions contemplated by the Recapitalization and Distribution Agreement; provided that, in the event that the divestiture is completed, MetLife’s reimbursement obligation will be subject to any limit set forth in the IRS ruling, as it may be amended by any supplemental IRS ruling. Additionally, MetLife has agreed to reimburse RGA for certain increases in shareholder servicing costs over an agreed-upon threshold for a period of four years following completion of the Split-Off.

Termination
     The Recapitalization and Distribution Agreement may be terminated prior to completion of the Recapitalization and Split-Off by either party upon, among other things, their mutual written consent, the failure of the RGA shareholders to approve the Recapitalization and Distribution Agreement, the Recapitalization or the related RGA proposals or the failure of the Split-Off conditions to be satisfied by December 31, 2009. MetLife may also terminate the Recapitalization and Distribution Agreement to execute a binding written agreement with a specific third party providing for certain transactions that the MetLife board of directors determines in good faith, after consultation with MetLife’s financial and outside legal advisors, are more favorable to MetLife than the transactions contemplated by the Recapitalization and Distribution Agreement.
     The foregoing description of the Recapitalization, Split-Off and the Recapitalization and Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Recapitalization and Distribution Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.
     The Recapitalization and Distribution Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about RGA or MetLife. The Recapitalization and Distribution Agreement contains representations and warranties that the parties to the Recapitalization and Distribution Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure letters that the parties exchanged in connection with signing the Recapitalization and Distribution Agreement. These disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Recapitalization and Distribution Agreement. Moreover, the representations and warranties in the Recapitalization and Distribution Agreement (1) are subject to a contractual standard of materiality or material adverse effect contained in the Recapitalization and Distribution Agreement which may differ from that generally applicable to public disclosures to shareholders, (2) in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts, and (3) were only made as of the date of the Recapitalization and Distribution Agreement and are modified in important part by the underlying disclosure letters. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Recapitalization and Distribution Agreement, which subsequent information may or may not be fully reflected in RGA’s or MetLife’s public disclosures. The representations and warranties in the Recapitalization and Distribution Agreement and the description of them in this document should be read in conjunction with the other information contained in the reports, statements and filings that the parties publicly file with the SEC.
     The disclosure in Item 3.03 regarding the Rights Agreement (defined in Item 3.03) is incorporated by reference into this Item 1.01.
Additional Information and Where to Find It
In connection with MetLife’s proposed divestiture of its stake in RGA, RGA has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 (File No. 333-151390),

which includes a preliminary proxy statement/prospectus related to the Recapitalization and a preliminary prospectus relating to the Split-Off. At the appropriate time, MetLife will file with the SEC a statement on Schedule TO. Investors and holders of RGA and MetLife securities are strongly encouraged to read the registration statement and any other relevant documents filed with the SEC, including the final proxy statement/prospectus relating to the Recapitalization, the final prospectus relating to the Split-Off and related Split-Off materials and the tender offer statement on Schedule TO (when available), as well as any amendments and supplements to those documents, because they will contain important information about RGA, MetLife, and the proposed transactions. The final proxy statement/prospectus relating to the Recapitalization and related transactions will be mailed to shareholders of RGA and the final prospectus relating to the Split-Off, related split-off materials and the tender offer statement on Schedule TO will be mailed to stockholders of MetLife. Investors and security holders will be able to obtain free copies of the registration statement, the final proxy statement/prospectus relating to the Recapitalization and the final prospectus relating to the Split-Off and related Split-Off materials and the tender offer statement on Schedule TO (when available) as well as other filed documents containing information about MetLife and RGA, without charge, at the SEC’s web site (www.sec.gov). Free copies of RGA’s filings also may be obtained by directing a request to RGA, Investor Relations, by phone to (636) 736-7243, in writing to Mr. John Hayden, Vice President-Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, or by email to investrelations@rgare.com. Free copies of MetLife’s filings may be obtained by directing a request to MetLife, Investor Relations, by phone to (212) 578-2211, in writing to MetLife, Inc., 1 MetLife Plaza, Long Island City, NY 11101, or by email to metir@metlife.com. Neither RGA, MetLife nor any of their respective directors or executive officers or any dealer manager, if any, that may be appointed with respect to the Split-Off makes any recommendation as to whether you should participate in the Split-Off.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Accordingly, neither the proxy solicitation for the Recapitalization nor the Offer for the outstanding shares of MetLife common stock pursuant to the Split-Off described in this communication has commenced. At the time that the contemplated Split-Off is commenced, MetLife will file a statement on Schedule TO with the SEC. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.
Participants in the Solicitation
RGA, MetLife and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from RGA’s shareholders with respect to the proposed transaction. Information regarding the directors and executive officers of RGA is included in its definitive proxy statement for its 2008 Annual Meeting of Shareholders filed with the SEC on April 9, 2008. Information regarding the directors and officers of MetLife is included in the definitive proxy statement for MetLife’s 2008 Annual Meeting of Shareholders filed with the SEC on March 18, 2008. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the registration statement filed with the SEC on June 3, 2008, the proxy statement/prospectus relating to the

Recapitalization, the prospectus relating to the Split-Off and other materials to be filed with the SEC in connection with the proposed transactions.
Item 3.03. Material Modification to Rights of Security Holders.
     On June 1, 2008, the RGA Board of Directors of declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.01 per share, of RGA (the “Common Stock”). The dividend distribution is payable on June 12, 2008 (the “Record Date”) to the shareholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from RGA one one-hundredth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of RGA at a price of $200 per one one-hundredth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Section 382 Rights Agreement, dated as of June 2, 2008, as the same may be amended from time to time (the “Rights Agreement”), between RGA and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”).
     The Rights Plan is intended to act as a deterrent to any person (other than RGA, any subsidiary of RGA or any employee benefit plan of RGA) from becoming or obtaining the right to become, a 5% Shareholder (as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”)) without the approval of at least a majority of the members of our Board of Directors then in office (any such person who becomes a 5% Shareholder, other than as described below, an “Acquiring Person”). Notwithstanding the foregoing, shareholders who own 5.0% or more (by value) of outstanding RGA (i) Common Stock, (ii) preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code), and (iii) any other interest that would be treated as “stock” pursuant to Treasury Regulation § 1.382-2T(f)(18), “Corporation Securities”), applying certain constructive ownership and attribution rules, as of the close of business on June 2, 2008 will not be an Acquiring Person and therefore will not trigger the Rights Plan, so long as they do not acquire any additional shares (other than acquisitions as a result of the exercise of options or warrants granted by the RGA or certain internal distributions between MetLife and its subsidiaries). In addition, persons who become a 5% Shareholder in connection with certain transactions taken pursuant to the Recapitalization and Distribution Agreement, dated as of June 1, 2008 (the “Recapitalization and Distribution Agreement”), by and between RGA and MetLife Inc. (together with its subsidiaries, “MetLife”), will not be an Acquiring Person and will not trigger the Rights Plan, including persons who become 5% Shareholders as a result of the distribution of RGA class B common stock in the Split-Off, or in any debt exchanges or additional split-offs (“Additional Divestiture Transactions”), contemplated by the Recapitalization and Distribution Agreement (although the Rights Plan does not exempt any future acquisitions of Corporation Securities by such persons (other than in subsequent Additional Divestiture Transactions or in acquisitions exempted by RGA).
     Any Rights held by an Acquiring Person are void and may not be exercised. The RGA Board of Directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Plan at any time prior to the time the rights are no longer redeemable.
     Until the earlier to occur of (i) the close of business on the tenth business day following the date of public announcement or the date on which RGA first has notice or determines that a person has become an Acquiring Person (as defined above) without the prior express written consent of RGA executed on behalf of RGA by a duly authorized officer of RGA following express approval by action of at least a majority of the members of the Board of Directors then in office (the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors but not later than the Stock Acquisition Date) following the commencement of a tender offer or exchange offer to acquire Corporation Securities, without the prior written consent of RGA, by a person (other than RGA, any subsidiary of RGA or an employee benefit plan of RGA) which, upon consummation, would result in such party’s becoming an Acquiring Person (the earlier of the dates in clause (i) or (ii) above being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates.
     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with RGA’s Common Stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights (which is attached as Exhibit C to the Rights Agreement), will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will then evidence the Rights.
     The Rights are not exercisable until the Distribution Date. The Rights will expire, if not previously exercised, on the earlier of the date which is 36 months and one day from the Acceptance Time for the Split-Off and the date that the RGA Board of Directors, in its sole discretion, determines (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by RGA. The Rights will also expire in the event the Recapitalization and Distribution Agreement terminates in accordance with its terms prior to the consummation of the Split-Off.
     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).
     The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock (other than the Recapitalization) occurring, in any such case, prior to the Distribution Date.

     Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable and will be junior to any other series of preferred stock RGA may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential dividend in an amount equal to 100 times any dividend declared on each share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment per share of Preferred Stock of equal to the greater of $100 and 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.
     Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
     If any person or group becomes an Acquiring Person without the prior written consent of the Board of Directors (and such person is not an Exempted Person or a Grandfathered Person), each Right, except those held by such Acquiring Person, would entitle each holder of a Right to acquire such number of shares of RGA’s Common Stock as shall equal the result obtained by multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current per-share market price of Company Common Stock.
     With certain exceptions, no adjustment to the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of RGA, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.
     At any time prior to the tenth business day following the time an Acquiring Person becomes such, the RGA Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Amounts paid upon any redemption of the Rights will be rounded down to the nearest penny.
     The terms of the Rights may be amended by the RGA Board of Directors without the consent of the holders of the Rights, including, without limitation, in connection with the proposed Recapitalization, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of RGA, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the U.S. Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A and is listed as an Exhibit hereto. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.
Item 5.01. Changes in Control of Registrant.
     The information set forth in Item 1.01 is hereby incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Reference is made to the description of the Recapitalization and Distribution Agreement in Item 1.01, which is hereby incorporated herein by reference. The Recapitalization and Distribution Agreement requires that Parent shall cause Steven A. Kandarian, Georgette A. Piligian, and Joseph A. Reali to resign from the Board of Directors of RGA effective as of, and subject to, the consummation of the Split-Off.
Item 9.01. Financial Statements and Exhibits.
     (d) See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reinsurance Group of America, Incorporated
By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer

Date: June 5, 2008

EXHIBIT INDEX

Exhibit Number	Description

2.1	Recapitalization and Distribution Agreement, dated as of June 1, 2008, by and between Reinsurance Group of America, Incorporated and MetLife, Inc. (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished supplementally to the SEC upon request)

3.3	Form of Amended and Restated Articles of Incorporation of RGA (constituting Exhibit A to the Recapitalization and Distribution Agreement filed as Exhibit 2.1 hereto)

3.4	Form of Amended and Restated Bylaws of RGA (constituting Exhibit B to the Recapitalization and Distribution Agreement filed as Exhibit 2.1 hereto)

4.1	Section 382 Rights Agreement, dated as of June 2, 2008, entered into between Reinsurance Group of America, Incorporated, a Missouri corporation, and Mellon Investor Services LLC, a New Jersey limited liability company (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed by Reinsurance Group of America, Incorporated on June 2, 2007 and constituting Exhibit C to the Recapitalization and Distribution Agreement filed as Exhibit 2.1 hereto)